SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8—K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2003

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway Birmingham, Alabama	35211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (205) 940-4000

Item 5. Other Events.

On November 26, 2003, Saks Incorporated, as borrower, entered into an Amended and Restated Credit Agreement among Fleet Retail Group, Inc., as agent, and the other financial institutions party thereto, as lenders (the “Credit Agreement”). Pursuant to General Instruction F to Form 8-K, the Amended and Restated Credit Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description of Document
99.1	Amended and Restated Credit Agreement among Saks Incorporated, as borrower, Fleet Retail Group, Inc., as agent, and the other financial institutions party thereto, as lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: March 16, 2004	/s/ Douglas E. Coltharp
Douglas E. Coltharp
Executive Vice President and
Chief Financial Officer